THIS WARRANT HAS BEEN, AND THE WARRANT SHARES (AS DEFINED HEREIN) WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT MAY BE, ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE ISRAELI SECURITIES LAW, 5728-1968 (THE “LAW”) OR ANY APPLICABLE STATE OR COMPARABLE SECURITIES LAW OF A U.S. OR NON-U.S. JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THIS WARRANT AND/OR THE WARRANT SHARES OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, ASSIGNMENT, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT, AND THE QUALIFICATION REQUIREMENTS UNDER THE LAW AND/OR OF ANY APPLICABLE STATE OR COMPARABLE SECURITIES LAW OF A U.S. OR NON-U.S. JURISDICTION.

WARRANT

TO PURCHASE SHARES

OF

RADCOM LTD.

(the "Company")

DATE OF GRANT: April 14, 2008

VOID AFTER: April 14, 2013

THIS CERTIFIES THAT, for value received, the Holder (as defined herein) is entitled to purchase from the Company Warrant Shares (as defined herein), at the Exercise Price (as defined herein) per Warrant Share, and at an aggregate amount of up to the Exercise Amount (as defined herein), at any time and from time to time until the Termination Date, subject to the provisions and upon the terms and conditions hereinafter set forth in this Warrant.

1. Definitions.

As used herein the following defined terms shall have the meaning ascribed to them in this Section as follows:

"Business Day" shall mean each day on which at least two of the three biggest banking institutions in Israel are open for business.

"Convertible Securities" shall mean options or warrants to purchase, or rights to subscribe for, shares of the Company, or securities that by their terms are convertible into or exchangeable for equity securities of the Company, or options or warrants to purchase, or rights to subscribe for, such convertible or exchangeable securities.

"Encumbrance” means and includes any interest or equity of any person (including any right to acquire, option, or right of preemption) or any mortgage, charge, pledge, lien, or assignment, or any other encumbrance or security interest or arrangement of whatsoever nature over or in the relevant property.

"Exercise Amount" shall mean four hundred fifty thousand dollars ($450,000).

"Holder" shall mean Plenus and/or any other third party to whom this Warrant is assigned or transferred in accordance with the terms hereof.

"Issuance of Additional Shares" shall mean the issuance of shares or Convertible Securities of the Company, other than:

shares of the Company issued upon conversion or exchange of Convertible Securities existing on the date hereof;

up to 4,411,910 Ordinary Shares reserved for issuance to, and/or options thereto granted to, employees, directors or consultants of the Company pursuant to the Company's option plan existing on the date hereof.

“Last Round of Financing” shall mean the private investment in the Company's equity (PIPE) consummated in accordance with the Share Purchase and Warrant Agreement, dated December 19, 2007, by and among the Company and certain investors named therein.

"Loan Agreement" means that certain loan agreement between the Company and Plenus dated April 1, 2008.

“M&A Transaction” shall mean (i) the consolidation of the Company with, or a merger with or into, or a sale of Company securities (by the Company or by the Company’s shareholders) to any third party, pursuant to which the Company’s shareholders immediately prior to such transaction will own less than 51% of the surviving entity immediately following such transaction, or (ii) an acquisition or other transfer of all or substantially all of the Company’s assets other than to an entity at least 51% of the outstanding share capital of which is beneficially owned by the Company.

"Plenus" means Plenus II, Limited Partnership, Plenus II (D.C.M.), Limited Partnership, Plenus III, Limited Partnership, Plenus III (D.C.M.), Limited Partnership, Plenus III (2), Limited Partnership and Plenus III (C.I.), L.P.

“Realization Event” shall mean an SPO or M&A Transaction.

"SPO" shall mean the consummation of a secondary public offering by the Company of the Company's securities.

“Termination Date” shall mean April 14, 2013.

"Warrant Shares" shall mean fully paid-up ordinary shares of the Company, par value NIS 0.05 each ("Ordinary Shares"), having all rights, privileges and preferences (contractual, economic or otherwise), attached to such class of shares or otherwise granted to any holder of such class of shares.

Capitalized terms not otherwise defined herein, shall have the meaning ascribed to them in the Loan Agreement.

2. Number and Class of Warrant Shares; Exercise Price.

(a) Number of Warrant Shares. The Holder shall be entitled to purchase such number of Warrant Shares that is equal to the quotient obtained by dividing the Exercise Amount by the Exercise Price.

(b) Exercise Period. The Holder may exercise the Warrant, in whole or in part, at any time and from time to time, on any Business Day, until the Termination Date (the “Exercise Period”).

(c) Exercise Price. Subject to the adjustments more fully set forth in this Warrant, the exercise price for each Warrant Share, shall be $0.64 (the "Initial Exercise Price"). The Initial Exercise Price as adjusted pursuant to the provisions contained herein is herein referred to as the "Exercise Price".

3. Method of Exercise; Payment.

(a) Cash Exercise. The Warrant may be exercised by the Holder by the surrender of this Warrant (with duly executed Notice of Exercise in the form attached hereto as Exhibit A) at the principal office of the Company, and by the payment to the Company, concurrently with the delivery of the Notice of Exercise, of the Exercise Price for each Warrant Share underlying the exercised portion of the Warrant, in cash, in immediately available funds, or in another method acceptable to the Company.

(b)  Net Exercise. In lieu of the payment method set forth in Section 3(a) above, the Holder may, in its sole discretion, elect to exchange the Warrant for a number of Warrant Shares computed by using the following formula:

X = Y (A-B)
A

Where	X = the number of Warrant Shares to be issued to the Holder
Y = the number of Warrant Shares underlying the portion of the Warrant being exercised

A = the average closing price of an Ordinary Share on NASDAQ for the thirty (30) consecutive trading days immediately preceding the date of exercise

B = Exercise Price

(c) Conditional Exercise. In the event that the Holder intends to exercise this Warrant upon a Realization Event, the Holder shall be entitled to condition such exercise on the consummation of a Realization Event and shall indicate same on the Notice of Exercise and, having done so, the Holder will only be required to pay the applicable aggregate Exercise Price if, and at such time as, the Realization Event is consummated.

(d) Share Certificates; Partial Exercise. As soon as practicable but in any event not later than seven (7) Business Days following the delivery of the Notice of Exercise and the Warrant (and, unless the Holder elects to exercise the Warrant on a net-exercise basis, subject to the payment of the Exercise Price per each Warrant Share underlying the exercised portion of the Warrant) the Company shall issue and cause the delivery to the Holder (or, upon the Holder's written order, to any third party as such Holder may designate) certificates representing the applicable class and number of Warrant Shares so purchased and, unless this Warrant has been fully exercised, a new Warrant representing the balance of the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder at such time, provided, however, that no partial exercise shall be permitted hereunder: (i) if the Warrant has already been partially exercised at least two (2) times during the 12-month period preceding such exercise, or (ii) said partial exercise is in an amount lower than $75,000. Such Warrant shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Notice of Exercise, the Warrants being exercised and payment of the Exercise Price (unless exercised on a net-exercise basis), to the extent applicable, notwithstanding that the certificate representing the Warrant Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

4. Shares Fully Paid, Etc. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and non-assessable, and free from all taxes, liens and charges. The Company will pay all taxes, if any, attributable solely to the issuance of the Warrant and/or the Warrant Shares; provided, for the avoidance of doubt, that the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the Warrant Shares.

5. Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)  Notwithstanding anything herein to the contrary, upon each Issuance of Additional Shares at an effective price per share which is lower than the Exercise Price, the Exercise Price will be automatically reduced to such lower price. For the removal of doubts - no adjustment of an Exercise Price shall be made if it has the effect of increasing the Exercise Price beyond the Exercise Price in effect immediately prior to such Issuance of Additional Shares.

(b) If the Company shall subdivide or combine its outstanding shares, each Exercise Price shall be proportionately reduced, in case of subdivision of shares, as at the effective date of such subdivision, or shall be proportionately increased, in the case of combination of shares, as at the effective date of such combination.

(c)  In the event that the Company shall consummate an M&A Transaction, then provided further the Warrant shall have not been exercised by such time, the Holder shall, upon any exercise of this Warrant, at any time after the consummation of such M&A Transaction, be entitled to receive, in lieu of the Warrant Shares, the shares or other securities or property to which such Holder would have been entitled upon the consummation of such consolidation, merger or conveyance if the Holder had exercised the Warrants immediately prior thereto and received the Warrant Shares, all subject to further adjustment as provided in this Section; and the terms of the Warrant (including exercisability, transfer and adjustment provisions of the Warrant) shall be applicable to the shares or other securities or property receivable upon the exercise of the Warrant after the consummation of such consolidation, merger or conveyance.

(d) If at any time prior to the exercise of the Warrant in full the Company shall pay a dividend to the holders of Ordinary Shares, payable in additional securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional securities (hereinafter referred to as “Securities Equivalents”), then the Holder, upon any exercise of the Warrant, at any time after the date the Company shall fix as the record date for the purpose of receiving such Securities Equivalents, shall be entitled to receive, in addition to the applicable Warrant Shares, the Securities Equivalents to which the Holder would have been entitled upon the distribution of such Securities Equivalents if the Holder had exercised the Warrants immediately prior to the date that the Company had fixed as the record date for the purpose of receiving such Securities Equivalents and had held such Warrant Shares as of such date, all subject to further adjustments as provided in this Section.

(e) If at any time prior to the exercise of the Warrant in full the Company shall distribute to the holders of Ordinary Shares a dividend, whether payable out of earnings or surplus legally available for dividends or as a dividend in liquidation or partial liquidation or by way of return of capital, each Exercise Price shall be reduced by an amount equal to the Dollar amount of the per-share distribution on the record date fixed for the purpose of such distribution (or if no such record date is fixed then on the date of such payment).

(f) The Company will not by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of its securities or any other voluntary action, avoid, or seek to avoid, the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights of the Holder against any impairment.

6. Notice of Adjustments; Notice of Record Date. Whenever the number of shares of the applicable class of Warrant Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 5 hereof, the Company shall provide written notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares of the applicable class of Warrant Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment. Furthermore, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to the Holder written notice, which shall be sent simultaneously with the notice sent to other shareholders of the Company, specifying the date on which any such record and/or scheduled date of actual payment, if determined, is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

7. Fractional Shares. This Warrant may not be exercised for fractional shares. In the event of fractional shares, the Company shall round the number of Warrant Shares issuable upon such exercise down to the nearest whole share and shall pay an amount in cash to the Holder equal to any such fractional share.

8. Investment Representation Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act, or any other securities laws. The Holder acknowledges by acceptance of the Warrant that (a) it has acquired this Warrant for investment and not with a view to distribution; (b) it has either a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the transaction; and (c) it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act, or he or she has the knowledge and experience in business and financial matters to evaluate the risks and merits of his or her investment, or it is not a “U.S. Peron” within the meaning of Regulation S promulgated under the Securities Act and is not acquiring the Warrants for the account of a U.S. Person. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution, and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws, or based on an opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available. The Holder, by acceptance hereof, consents to the placement of legend(s) on all securities hereunder as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless such or similar legend is not placed on all other unregistered securities of the Company or unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

9. Representations and Covenants of the Company. The Company represents and covenants to the Holder as follows:

(a) All corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Warrant and the Warrant Shares and the performance of the Company's obligations hereunder have been taken and are effective as of the date hereof. The Company undertakes that all additional corporate actions on the part of the Company, as may be required in connection with an adjustment pursuant hereto will be taken as promptly as practicable.

(b) As of the date of exercise of this Warrant, the Company shall record the Holder in the Company’s internal share register as required in accordance with the applicable law and practice, as the owners, direct or beneficial, of the Warrant Shares pursuant to the names provided by the Holder in the Notice of Exercise.

(c) At all times when this Warrant may be exercised, the Company shall have authorized and reserved for issuance sufficient Warrant Shares, free from pre-emptive rights or other Encumbrance so that this Warrant may be exercised without additional authorization of share capital after giving effect to all other Convertible Securities or the need to receive any other consents of third parties.

10. Restrictions Upon Transfer.

(a)  With respect to any offer, sale or other disposition of this Warrant or securities into which such Warrant may be exercised, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with, if requested by the Company, a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Such opinion letter and all such transferees must warrant and represent that they are an "accredited" investor as that term is defined under Regulation D of the Securities Act. Upon receiving such written notice and opinion and warranties and representations, if so requested, the Company, as promptly as practicable, shall deliver to the Holder one or more replacement Warrant certificates on the same terms and conditions as this Warrant for delivery to the transferees. Each Warrant thus transferred and each certificate representing the securities thus transferred shall bear legend(s) as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless such or similar legend is not placed on all other unregistered securities of the Company or unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.

For the sake of clarity – the foregoing provisions of this Section 10(a) shall not apply to the Warrant or to securities into which such Warrant may be exercised, after a registration statement with respect to such securities was filed with the SEC and became effective, and for as long as such registration statement is effective.

(b) All transfers of this Warrant shall be accompanied by an executed warrant transfer deed, under which the transferee undertakes to be bound by all obligations of the Holder under this Warrant. The form of the deed of transfer is attached hereto as Exhibit B.

(c) Subject to the foregoing and to applicable law, the Holder shall have the right to transfer this Warrant and the Warrant Shares to any person it wishes.

11. No Rights of Shareholders. Except for the rights granted pursuant to the Joinder, the Holder shall not be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

12. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered mail, postage prepaid, faxed or electronically mailed or delivered by hand to the following addresses:

If to the Company:	RADCOM LTD.
24 Roul Wallenberg Street
Tel Aviv 69719, Israel
Attention: Chief Financial Officer
Faximile: + 972-3-647-4681
E-mail: jonathanb@radcom.com

If to the Plenus:	Plenus Management (2004) Ltd.
- and -
Plenus Management III 2007 Ltd.
16 Abba Eben Avenues
Herzliya Pituach
Israel
Attention: Shlomo Karako
Facsimile: 972-9-957-8770
E-mail: momik@plenus.co.il

or to such other address with respect to a party as such party shall notify the other party in writing as above provided. Any notice sent in accordance with this Section 11 shall be effective (i) if mailed within Israel, three (3) Business Days after mailing, and in other cases within seven (7) Business Days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via fax or electronic mail, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and electronic confirmation of receipt.

13. Governing Law. This Warrant and all actions arising out of, or in connection with, this Warrant shall be exclusively governed by, and construed in accordance with, the laws of the State of Israel. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of Tel-Aviv in any action connected with this Agreement.

14. Partial Invalidity. If any provision of this Warrant is held by a court of competent jurisdiction to be invalid or unenforceable under applicable law, then such provision shall be excluded from this Warrant and the remainder of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Warrant shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision.

15. Currency. The term "dollars" or the symbol "$" appearing in this Warrant shall mean the legal currency of the United States of America, and all payments hereunder shall be made in such currency, unless otherwise agreed in writing by the Holder and the Company.

16. Entire Agreement; Amendment and Waiver. This Agreement and the Exhibits and Schedules hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof. All prior understandings and agreements among the parties are void and of no further effect. Any term of this Agreement may be amended, waived, or discharged (either prospectively or retroactively, and either generally or in a particular instance), by a written instrument signed by all the parties to this Agreement.

RADCOM LTD.

By:
Title:

Agreed and accepted:

_________________

By:
Title:

EXHIBIT A
NOTICE OF EXERCISE

RADCOM LTD.

Attn: ____________,

1. [ ] [____] (Check and initial here if the undersigned elects this alternative) The undersigned hereby elects to purchase [FILL IN NUMBER OF SHARES] ____________ shares of ______________ of the share capital of RADCOM Ltd. pursuant to the terms of the attached Warrant (the "Warrant"), and tenders herewith payment in full for the purchase price of the shares being purchased. [Such purchase is contingent upon _______________ in accordance with Section 3(c) of the Warrant.]

1. [ ] [____] (Check and initial here if the undersigned elects this alternative ) In lieu of exercising the Warrant for cash or a check, the undersigned hereby elects to effect the net exercise provision of Section 3(b) of the Warrant and receive [FILL IN NUMBER OF SHARES] _________ shares of the share capital of RADCOM Ltd. pursuant to the terms of the Warrant according to the formula set forth in said section, to wit:

X = Y (A-B)  ( ) = (____) [(_____) - (_____)]
A     (_____)

2. Please issue a certificate or certificates representing said Warrant Shares in the name of the below list of entities, and record same in the Company’s internal share registry, as follows:

Very truly yours,

By:
Title:
Date:

EXHIBIT B
FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned (the "Transferor") hereby assigns and transfers unto ____________________ (the "Transferee") the right represented by the attached Warrant (the “Warrant”) to purchase Warrant Shares of the share capital of RADCOM Ltd., in an amount of $ _________ out of the total Exercise Amount to which the Warrant relates. The Transferor represents that the transfer is made in accordance with the terms of the Warrant.

Dated: __________________

By:
Name:

Signed in the presence of:

By:
Name:

And the undersigned Transferee hereby agrees to the transfer of said rights to which the Warrant relates, and agrees to be bound by the terms and conditions of the Warrant. The undersigned represents that the transfer is made in accordance with the terms of the Warrant.

Dated: __________________

By:
Name:

Signed in the presence of:

By:
Name: